SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): March 14, 2002

Delhaize America, Inc.
(Exact name of registrant as specified in its charter)

Commission File No. 0-6080

North Carolina	56-0660192
(State or other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2110 Executive Drive, P.O. Box 1330 Salisbury, North Carolina	28145-1330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 633-8250

Not Applicable
(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant’s Certifying Accountant.

     (a)  Previous Independent Accountant.

      On March 14, 2002 Delhaize America, Inc. (“Delhaize America” or the “Company”) dismissed PricewaterhouseCoopers LLP as its independent accountant, effective upon completion of the firm’s audit of the Company’s consolidated financial statements for the fiscal year ended December 29, 2001, and selected Deloitte & Touche LLP as its new independent accountant. The decision to change the independent accountant was unanimously approved by the Company’s Board of Directors. The change was made in connection with a share exchange completed April 25, 2001, whereby each outstanding share of the Company’s Class A and Class B common stock not already owned by Etablissements Delhaize Frères et Cie “Le Lion” S.A. (“Delhaize Group”) or its wholly-owned subsidiary, Delhaize The Lion America, Inc., was exchanged for 0.40 Delhaize Group American Depositary Shares, which are listed on the New York Stock Exchange, or, at the option of a Delhaize America shareholder, 0.40 Delhaize Group ordinary shares, which are listed on Euronext Brussels. Deloitte & Touche LLP currently serves as the independent accountant for Delhaize Group. The Board of Directors of Delhaize Group recently nominated Deloitte & Touche LLP to serve as independent accountant of Delhaize Group and its subsidiaries, including the Company, for another three-year term beginning with fiscal year 2002, subject to the approval of the Delhaize Group workers council and Delhaize Group’s shareholders. The Delhaize Group shareholders will vote on the nomination of Deloitte & Touche LLP as independent accountant of Delhaize Group and its subsidiaries, including the Company, at the Delhaize Group annual shareholders meeting scheduled for May 23, 2002.

     The reports of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements for each of the years in the two-year period ended December 30, 2000 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two years ended December 30, 2000 and through March 14, 2002, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused the firm to make reference thereto in its reports on the Company’s consolidated financial statements for such years.

     During the past two fiscal years and through March 14, 2002, PricewaterhouseCoopers LLP has not advised the Company of any reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements above. A copy of such letter is attached hereto as Exhibit 16.

     (b)  New Independent Accountant.

     On March 14, 2002 the Company selected Deloitte & Touche LLP as its new independent accountant, effective upon completion of PricewaterhouseCoopers LLP’s audit of the Company’s consolidated financial statements for the fiscal year ended December 29, 2001. During the two years ended December 30, 2000 and through March 14, 2002, the Company has not consulted with Deloitte & Touche LLP regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in which either a written report was provided to the Company or oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company has authorized PricewaterhouseCoopers LLP to respond fully to any inquiries from Deloitte & Touche LLP relating to its engagement as the Company’s independent accountant.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit No	Description

16	Letter dated March 21, 2002 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELHAIZE AMERICA, INC.

Dated: March 21, 2002	By: /s/ Michael R. Waller
Michael R. Waller Executive Vice President

EXHIBIT INDEX

Exhibit No	Description

16	Letter dated March 21, 2002 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission

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